Exhibit 5.1

SIDLEY AUSTIN LLP 1001 PAGE MILL ROAD BUILDING 1 PALO ALTO, CA 94304 +1 650 565 7000 +1 650 565 7100 FAX AMERICA • ASIA PACIFIC • EUROPE

June 14, 2024

Capricor Therapeutics, Inc.

10865 Road to the Cure, Suite 150

San Diego, CA 92121

Re:Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Capricor Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to an aggregate total offering price of $150,000,000 of:

(i)	shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”);
(ii)	shares of the Company’s preferred stock, $0.001 par value per share (the “Preferred Stock”);
(iii)	debt securities of the Company (the “Debt Securities”), which may be unsecured senior debt securities (the “Senior Debt Securities”) and/or unsecured subordinated debt securities (the “Subordinated Debt Securities”);
(iv)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and
(v)	units (the “Units”), each consisting of two or more types of the securities listed in clauses (i) through (iv) above.

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement:

(1) the Senior Debt Securities will be issued under one or more indentures (each, a “Senior Indenture”) to be entered into between the Company and a trustee (the “Senior Trustee”);

(2)the Subordinated Debt Securities will be issued under one or more indentures (each, a “Subordinated Indenture”) to be entered into between the Company and a trustee (the “Subordinated Trustee”);

(3)the Warrants will be issued under a warrant agreement (the “Warrant Agreement”) to be entered into between the Company and a warrant agent (the “Warrant Agent”); and

(4)the Units will be issued under a unit purchase agreement (the “Unit Agreement”) to be entered into between the Company and a unit agent (the “Unit Agent”);

in each case substantially in the form that has been or will be filed as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Sidley Austin (CA) LLP is a limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Capricor Therapeutics, Inc.

June 14, 2024

We have examined the Registration Statement, the exhibits thereto, the certificate of incorporation of the Company, as amended to the date hereof (the “Charter”), the bylaws of the Company, as amended to the date hereof (the “Bylaws”), and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement.  We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination.  As to facts  relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. With respect to an offering of shares of Common Stock covered by the Registration Statement, such shares of Common Stock will be validly issued, fully paid and nonassessable when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such shares of Common Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such shares of Common Stock; and (iv) certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any such shares of Common Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares of Common Stock in accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

2.The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable, when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares  in

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accordance with the applicable definitive purchase, underwriting or similar agreement upon payment of the agreed consideration therefor in an amount not less than the par value thereof.

3.Each issue of Warrants covered by the Registration Statement will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such issue of Warrants and the Common Stock, Debt Securities or Preferred Stock issuable upon exercise of such Warrants shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Warrant Agreement relating to such issue of Warrants shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Warrant Agent named in the Warrant Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Warrant Agreement and the issuance and sale of such issue of Warrants; (v) if such Warrants are exercisable for Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Warrants are exercisable for Debt Securities, the actions described in paragraph 4 or 5 below, as applicable, shall have been taken; (vii) if such Warrants are exercisable for Preferred Stock, the actions described in paragraph 2 above shall have been taken; and (viii) certificates representing such issue of Warrants shall have been duly executed, countersigned and issued in accordance with such Warrant Agreement and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

4.The Senior Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Senior Indenture (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”); (ii) a prospectus supplement with respect to such series of Senior Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Senior Indenture shall have been duly authorized, executed and delivered by the Company and the Senior Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Senior Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Senior Debt Securities and the Senior Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities as contemplated by the Senior Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Senior Debt Securities shall have been duly executed and delivered by the Company and the Senior Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof and the Senior Indenture; and (vi) the certificates evidencing the Senior Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Senior Trustee and issued, all in accordance with the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Senior Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Senior Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

5.The Subordinated Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended

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June 14, 2024

(including any necessary post-effective amendments), shall have become effective under the Securities Act and the Subordinated Indenture (including any necessary supplemental indenture) shall have been qualified under the TIA; (ii) a prospectus supplement with respect to such series of Subordinated Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Subordinated Indenture shall have been duly authorized, executed and delivered by the Company and the Subordinated Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Subordinated Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such Subordinated Debt Securities and the Subordinated Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities as contemplated by the Subordinated Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Subordinated Debt Securities shall have been duly executed and delivered by the Company and the Subordinated Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof and the Subordinated Indenture; and (vi) the certificates evidencing the Subordinated Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Subordinated Trustee and issued, all in accordance with the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, the Subordinated Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Subordinated Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

6.With respect to an offering of Units covered by the Registration Statement, such Units will constitute valid and binding obligations of the Company when:  (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to such Units and the Common Stock, Preferred Stock, Debt Securities, and/or Warrants, as the case may be, included as a component of such Units shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) a Unit Agreement relating to such issue of Units shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the Unit Agent named in the Unit Agreement; (iv) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the execution and delivery of the Unit Agreement and the execution, delivery, issuance and sale of such Units; (v) if such Units relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above shall have been taken; (vi) if such Units relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above shall have been taken; (vii) if such Units relate to the issuance and sale of Warrants, the actions described in paragraph 3 above shall have been taken; (viii) if such Units relate to the issuance and sale of Debt Securities, the actions described in paragraph 4 or 5 above, as applicable, shall have been taken; and (ix) certificates representing such Units shall have been duly executed, countersigned and registered and shall have been duly delivered to the purchasers thereof in accordance with the applicable definitive purchase, underwriting or similar agreement against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or

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June 14, 2024

injunctive relief.  Our opinion is also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i) the Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii) the execution, delivery and performance by the Company of the Senior Indenture, the Subordinated Indenture, the Warrant Agreement, and the Unit Agreement, as applicable, and the issuance sale and delivery of the Securities will not (A) contravene or violate the Charter or Bylaws, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(iv) the Charter and the Bylaws, each as currently in effect, will not have been modified or amended and will be in full force and effect.

We have further assumed that each Warrant Agreement, each Unit Agreement, each Unit, each Warrant, the Senior Indenture, each indenture supplement to the Senior Indenture, each Senior Debt Security, the Subordinated Indenture, each supplement to the Subordinated Indenture, and each Subordinated Debt Security will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York).  We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

Capricor Therapeutics, Inc.

June 14, 2024

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP